Exhibit 10.2

QUICKSILVER RESOURCES INC.

Incentive Stock Option Agreement

QUICKSILVER RESOURCES INC., a Delaware corporation (the “Company”), hereby grants this              day of             , 20             (the “Grant Date”), to              (the “Employee”), an option to purchase a maximum of              shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the price of $             per share, on the following terms and conditions:

1. Grant Under Amended and Restated 1999 Stock Option and Retention Stock Plan. This option is granted pursuant to and is governed by and subject to the Company’s Amended and Restated 1999 Stock Option and Retention Stock Plan (the “Plan”), the terms and conditions of which are incorporated herein by this reference. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Incentive Stock Option. This option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company.

3. Exercise of Option and Provisions for Termination.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, and subject to all other terms and conditions of this Agreement, if the Employee has continued to be employed by the Company through any applicable date in the table below, then this option may be exercised, in whole or from time to time in part in installments for not more than the number of shares set forth opposite such applicable date:

Notwithstanding the foregoing, following the occurrence of a Change in Control, while the Employee is employed by the Company, this option may be exercised at any time in whole or from time to time in part, for all of the shares subject to this option in respect of which this option has not yet been exercised. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors; (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary of the Company; (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; and (D) any acquisition of Voting Stock of the Company by Mercury Exploration Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Anne Darden Self, Glenn Darden or Thomas Darden, or their respective successors, assigns, designees, heirs, beneficiaries, trusts, estates or controlled affiliates;

(ii) a majority of the Board of Directors of the Company ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Company (each, a “Business Combination Transaction”) immediately after which (A) the Voting Stock of the Company outstanding immediately prior to such Business Combination Transaction does not continue to represent (either by remaining outstanding or by being converted into Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction or any parent of such entity), at least 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity surviving, resulting from, or succeeding to all or substantially all of the Company’s consolidated assets as a result of, such Business Combination Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

For purposes of this Agreement, (i) ”Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) and (ii) “Voting Stock” means securities entitled to vote generally in the election of Directors.

Notwithstanding any other provision of this Agreement or the Plan, this option may not be exercised at any time on or after the sixth anniversary of the Grant Date (the “Expiration Date”).

(b) Method of Exercise. Subject to the terms and conditions set forth in this Agreement, this option shall be exercised by the Employee’s delivery of written notice of exercise to the Chief Financial Officer or Chief Accounting Officer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4 hereof. Such exercise shall be effective upon receipt by the Chief Financial Officer or Chief Accounting Officer of the Company of such written notice together with the required payment. The Employee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(c) Continuous Employment Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Employee, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee of the Company. For all purposes of this Agreement, (i) “employee” and “employment” shall be defined in accordance with the provisions of applicable Treasury Regulations under § 421 of the Code, or any successor regulations, (ii) employment by a parent or subsidiary corporation of the Company shall be deemed to be employment by the Company and (iii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter a “Successor Corporation”) shall be considered for all purposes of this option to be employment by the Company. As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Sections 424(e) and 424(f) or successor provisions of the Code.

(d) Exercise Period Upon Termination of Employment. If the Employee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (e), (f), (g) and (h) below, the right to exercise this option shall terminate on the date which is three (3) months after the date of cessation of employment (but in no event after the Expiration Date); provided, however, that this option shall be exercisable only to the extent that the Employee was entitled to exercise this option on the date of such cessation of employment.

(e) Exercise Period Upon Qualified Retirement. If the Employee retires as an employee of the Company prior to the Expiration Date at or after age 55 with at least five (5) years of credited Company service, the right to exercise this option as an incentive stock option shall expire three (3) months after the date of retirement but this option shall thereafter be exercisable by the Employee as a non-qualified option pursuant to Section 6 of the Plan within the period of five (5) years following the date of retirement (but in no event after the Expiration Date), by the Employee or by the person to whom this option is transferred by will or the laws of descent and distribution. Notwithstanding any contrary provision in this Agreement, upon the date of such qualified retirement the unexercised portion of this option shall become fully vested and immediately exercisable. Except as otherwise indicated by the context, the term “Employee,” as used in this Agreement, shall include the estate of the Employee, the Employee’s personal representative, or any other person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Employee or by reason of the Employee’s incapacity.

(f) Exercise Period Upon Disability. If the Employee becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee of the Company, the right to exercise this option as an incentive stock option shall expire one (1) year following the date of disability but this option shall thereafter be exercisable by the Employee as a non-qualified option pursuant to Section 6 of the Plan within the period of five (5) years after the date of disability of the Employee (but in no event after the Expiration Date). Notwithstanding any contrary provision in this Agreement, upon the date of such disability the unexercised portion of this option shall become fully vested and immediately exercisable. Except as otherwise indicated by the context, the term “Employee,” as used in this Agreement, shall include the Employee’s personal representative, or any other person who acquires the right to exercise this option by reason of the Employee’s incapacity.

(g) Discharge for Cause. If the Employee, prior to the Expiration Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon such discharge. “Cause” shall mean willful or gross misconduct or willful failure by the Employee to perform his or her employment responsibilities in the best interests of the Company (including, without limitation, breach by the Employee of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Employee and the Company), as determined by the Company, which determination shall be conclusive. The Employee shall be considered to have been discharged “for cause” if the Company determines, within thirty (30) days after the Employee’s resignation, that discharge for cause was warranted.

(h) Exercise Period Upon Death. If the Employee dies prior to the Expiration Date while he or she is an employee of the Company, or if the Employee dies within three (3) months after the date on which the Employee ceases to be an employee of the Company (other than as the result of a discharge for “cause” as specified in Paragraph (g) above), this option shall be exercisable within the period of five (5) years following the date of death of the Employee (but in no event after the Expiration Date), by the person to whom this option is transferred by will or the laws of descent and distribution. Notwithstanding any contrary provision in this Agreement, if the Employee dies while an Employee of the Company, upon the date of such death the unexercised portion of this option shall become fully vested and immediately exercisable. Except as otherwise indicated by the context, the term “Employee,” as used in this Agreement, shall include the estate of the Employee, the Employee’s personal representative, or any other person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Employee.

4. Payment of Purchase Price.

(a) General. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or wire transfer or a check payable to the order of the Company in an amount equal to the purchase price per share as hereinabove set forth times the number of shares so purchased (the “exercise price”); or by any other means that the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations, including payment with Common Stock as described in Section 4(b) below.

(b) Payment with Common Stock. All, or any portion, of the exercise price may be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Employee and held for a period of at least six (6) months, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. Such shares previously acquired or used to pay the exercise price shall be valued at fair market value on the date this option is exercised in accordance with the procedures established by the Committee. Further, if an amount is payable by the Employee to the Company or a subsidiary of the Company under applicable withholding laws in connection with the exercise of this option, the Employee may make such payment, in whole or in part, by electing to authorize the Company to accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding laws.

5. Delivery of Shares.

(a) General. The Company shall, upon payment of the exercise price for the number of shares purchased and paid for, make prompt delivery of such shares to the Employee; provided, however, that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

(b) Listing, Registration, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors of the Company. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

6. Nontransferability of Option. Except as provided in Section 3 hereof, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the employment of the Employee for any period.

8. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to vote or to receive dividends or other distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Employee.

9. Withholding. The Company’s obligation to deliver shares upon the exercise of this option shall be subject to the Employee’s satisfaction of all applicable federal, state and local income, employment tax or other withholding requirements. Without limiting the generality of the foregoing, if the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Section 10 hereof), the Employee agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a non-qualified option, the Employee agrees that the Company may withhold from the Employee’s wages the appropriate amount of withholding attributable to the Employee’s exercise of such non-qualified option. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or otherwise as may be permitted under the Plan. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages sufficient to satisfy the Company’s withholding obligation or if such obligation is not otherwise satisfied, as determined by the Company, the Employee will make arrangements satisfactory to the Company for the payment thereof.

10. Holding Period Requirements for Incentive Stock Option Shares. If the Employee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any shares acquired upon exercise of the option, within one (1) year after the day of the transfer of such shares to the Employee, or within two (2) years after the Grant Date, he or she will notify the Company in writing within ten (10) days after such disposition (a “Disqualifying Disposition”).

11. Miscellaneous.

(a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified in a manner that adversely affects the rights of the Employee unless evidenced in writing and signed by the Company and the Employee.

(b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in a notice by either party to the other. Notwithstanding the foregoing, any notice sent to such an address in a country other than that from which the notice is sent may be sent by telefax, telegram or commercial air courier.

(c) Any reference in this Agreement to a Section of the Code shall refer to that Section as it reads as of the date of this Agreement and as it may be amended from time to time, and to any successor provision.

(d) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(e) Section 10 hereof shall survive any termination of this Agreement.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(g) The failure of the Company or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

(h) Except for the right of any party to apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of an arbitrator, any controversy or claim arising out of or relating to this Agreement, including without limitation claims under the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964 as amended, or any other applicable state or federal statutory or common law, shall be resolved by arbitration in Fort Worth, Texas, in accordance with the governing rules of the American Arbitration Association (the “AAA”). A demand for arbitration shall be filed with the AAA during the term, or within six (6) months after termination or expiration, of this Agreement. The arbitrator shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrator, upon the request of a party and to grant any type of injunctive relief as well as award damages; provided, however, the arbitrator shall have no authority to award multiple or punitive damages. The costs of the arbitration proceeding, including the fee of the arbitrator, shall be borne equally by the parties. Each party shall bear the costs of its own counsel. Judgment upon the award entered may be enforced by any court of competent jurisdiction.

Date of Grant:                         , 20

QUICKSILVER RESOURCES INC.

By:

Glenn Darden

President and Chief Executive Officer

Address:

777 West Rosedale Street

Fort Worth, Texas 76104

Employee’s Acceptance

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions of this Agreement. The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 1999 Stock Option and Retention Stock Plan.

Address: